Exhibit 10.1
[Execution Copy]
SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of June 12, 2009, by and between HANMI FINANCIAL CORPORATION, a Delaware corporation and registered bank holding company with its principal offices in Los Angeles, California (the “Company”) and LEADING INVESTMENT & SECURITIES CO., LTD., a Korean corporation with its principal offices in Seoul, Korea (the “Purchaser”).
RECITALS
     WHEREAS, the Company is a Delaware corporation and registered bank holding company owning all of the issued and outstanding shares of capital stock of Hanmi Bank, a California state bank with its main office located in Los Angeles, California (the “Bank”);
     WHEREAS, the authorized capital stock of the Company consists of 200,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of which 45,924,767 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding;
     WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, in a private transaction that is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, 8,040,882 shares of Common Stock (the “Shares”), representing 14.9% of the issued and outstanding shares of Common Stock of the Company after giving effect to the sale of such Shares (the “Acquisition”);
     WHEREAS, the Purchaser desires to accomplish the Acquisition through an initial purchase of 5,046,118 Shares, representing up to 9.9% of the issued and outstanding shares of Common Stock of the Company after giving effect to the sale of such Shares (the “Initial Acquisition”) and a subsequent purchase of 2,994,764 Shares, which together with the Initial Acquisition will represent up to 14.9% of the issued and outstanding shares of Common Stock of the Company after giving effect to the sale of such Shares (the “Additional Acquisition”);
     WHEREAS, the Company has engaged Keefe, Bruyette and Woods as its exclusive placement agent (the “Placement Agent”) for the offering of the Shares on a “best efforts” basis; and
     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
     “Acquisition” has the meaning set forth in the Recitals.
     “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.
     “Additional Acquisition” has the meaning set forth in the Recitals.
     “Additional Acquisition Closing” has the meaning set forth in Section 2.1(c).
     “Additional Acquisition Closing Date” has the meaning set forth in Section 2.1(c).
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.
     “Agreement” shall have the meaning ascribed to such term in the Preamble.
     “Bank” has the meaning set forth in the Recitals.
     “BHC Registration” has the meaning set forth in Section 5.1(e).
     “Business Day” means a day, other than a Saturday or Sunday, on which banks in Los Angeles, California are open for the general transaction of business.
     “Buy-In” has the meaning set forth in Section 4.1(f).
     “Buy-In Price” has the meaning set forth in Section 4.1(f).
     “CDFI” means the California Department of Financial Institutions.
     “Change-of-Control Notice” has the meaning set forth in Section 5.1(e).
     “Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Trading Market, as reported by Bloomberg, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination to an independent, reputable investment bank selected by the Company and approved by the holder or (b) the disputed arithmetic calculation to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
     “Commission” has the meaning set forth in the Recitals.
     “Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.
     “Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.
     “Company” shall have the meaning ascribed to such term in the Preamble.
     “Company Counsel” means Hunton & Williams LLP.
     “Company Deliverables” has the meaning set forth in Section 2.2(a).
     “Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company or its Subsidiaries having responsibility for the matter or matters that are the subject of the statement.
     “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “CRA” means the Community Reinvestment Act of 1977 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
     “Deadline Date” has the meaning set forth in Section 4.1(f).
     “Disclosure Materials” has the meaning set forth in Section 3.1(h).
     “DTC” means the Depository Trust Company.
     “Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.
     “Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the Commission under the terms of the Registration Rights Agreement.
     “Escrow Agent” has the meaning set forth in Section 2.1(d).
     “Escrow Amount” has the meaning set forth in Section 2.1(d).
     “Evaluation Date” has the meaning set forth in Section 3.1(j).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     “GAAP” means U.S. generally accepted accounting principles, as applied by the Company.
     “Indemnified Person” has the meaning set forth in Section 4.7(b).
     “Initial Acquisition” has the meaning set forth in the Recitals.
     “Initial Acquisition Closing” has the meaning set forth in Section 2.1(b).
     “Initial Acquisition Closing Date” has the meaning set forth in Section 2.1(b).
     “Intellectual Property” has the meaning set forth in Section 3.1(x).
     “Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.
     “Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.
     “Legend Removal Date” has the meaning set forth in Section 4.1(c).
     “Lock-Up Period” has the meaning set forth in Section 4.10.

     “Los Angeles Courts” means the state and federal courts sitting in the City of Los Angeles.
     “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (A) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, (B) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (C) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.
     “Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
     “Material Permits” has the meaning set forth in Section 3.1(v).
     “Outside Date” means the thirtieth day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.
     “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
     “Placement Agent” has the meaning set forth in the Recitals.
     “Press Release” has the meaning set forth in Section 4.6.
     “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, shall mean the NASDAQ Global Select Market.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Purchase Price” means $1.37 per Share.
     “Purchaser” shall have the meaning ascribed to such term in the Preamble.
     “Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

     “Purchaser Party” has the meaning set forth in Section 4.7(a).
     “Registration Rights Agreement” has the meaning set forth in the Recitals.
     “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Registrable Securities (as defined in the Registration Rights Agreement).
     “Regulatory Authority” means any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any industry self-regulatory authority charged with the supervision and regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of any party hereto or its Subsidiaries.
     “Regulation D” has the meaning set forth in the Recitals.
     “Required Approvals” has the meaning set forth in Section 3.1(e).
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “SEC” means the Securities Exchange Commission.
     “SEC Reports” has the meaning set forth in Section 3.1(h).
     “Secretary’s Certificate” has the meaning set forth in Section 2.2(a).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” has the meaning set forth in the Recitals.
     “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
     “Significant Subsidiaries” has the meaning set forth in Section 3.1(b).
     “Stock Certificates” has the meaning set forth in Section 2.2(a).
     “Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

     “Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.
     “Trading Affiliate” has the meaning set forth in Section 3.2(h).
     “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.
     “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.
     “Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.
ARTICLE II
PURCHASE AND SALE
     2.1 Closing.
          (a) Purchase Price. On the terms and subject to the conditions contained in this Agreement, and in reliance upon the representations and warranties set forth in this Agreement, at the Initial Acquisition Closing and the Additional Acquisition Closing (each, as hereinafter defined), the Purchaser hereby agrees to purchase the Shares from the Company, and the Company hereby agrees to sell, convey, transfer and assign the Shares to the Purchaser, free and clear of all liens, security interests, pledges, encumbrances, adverse claims and demands of every kind, character and description whatsoever. The purchase price (“Purchase Price”) and full consideration that Purchaser shall pay to the Company for the Shares shall be an amount equal to $11,016,008.34 in the aggregate, or $1.37 per Share. Subject to confirmation from applicable Regulatory Authorities, the Acquisition of the Shares shall be accomplished through the Initial Acquisition of 5,046,118 Shares and an Additional Acquisition of 2,994,764 Shares.
          (b) Initial Acquisition Closing. On a date mutually acceptable to the Company and the Purchaser which date shall be within five (5) Business Days following receipt of all necessary regulatory, corporate and other approvals, consents or confirmations referred to herein and the expiration of any mandatory waiting periods, or oral or written confirmation from all applicable regulatory agencies that such approvals are not required (herein called the “Initial Acquisition Closing Date”), a meeting (the “Initial Acquisition Closing”) will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in ARTICLE V have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the Initial Acquisition contemplated by this Agreement. The Initial Acquisition Closing shall take place at 10:00 a.m., Los Angeles, California time at the offices of Hunton & Williams LLP, 550 South Hope Street, Suite 2000, Los Angeles, California 90071, on the Initial Acquisition Closing Date, or at such other time and place to which the Company and the Purchaser may agree.
          (c) Additional Acquisition Closing. On a date mutually acceptable to the Company and the Purchaser which date shall be within five (5) Business Days following receipt of all necessary regulatory, corporate and other approvals, consents or confirmations referred to herein and the expiration of any mandatory waiting periods, or oral or written confirmation from all applicable regulatory agencies that such approvals are not required (herein called the “Additional Acquisition Closing Date”), a meeting (the “Additional Acquisition Closing”) will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in ARTICLE V have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the Additional Acquisition contemplated by this Agreement. The Additional Acquisition Closing shall take place at 10:00 a.m., Los Angeles, California time at the offices of Hunton & Williams LLP, 550 South Hope Street, Suite 2000, Los Angeles, California 90071, or at such other time and place to which the Company and the Purchaser may agree.
          (d) Form of Payment; Escrow. Unless otherwise agreed to by the Company and the Purchaser, on or prior to the Business Day immediately prior to the Initial Acquisition Closing Date or the Additional Acquisition Closing Date, as applicable, the Purchaser shall wire its Subscription Amount relating to the applicable closing, in United States dollars and in immediately available funds, to a non-interest bearing escrow account established by the Company and the Placement Agent with an independent, third party escrow agent mutually acceptable to the Company and the Purchaser (the “Escrow Agent”) as set forth on Exhibit G hereto (the aggregate amounts received being held in escrow by the Escrow Agent are referred to herein as the “Escrow Amount”). Unless otherwise agreed to by the Company and the Purchaser, on the Initial Acquisition Closing Date or the Additional Acquisition Closing Date, as applicable, (a) the Company and the Placement Agent shall instruct the Escrow Agent to deliver, in immediately available funds, the Escrow Amount constituting the aggregate Purchase Price relating to the applicable closing as follows: (1) to the Placement Agent, the fees and reimbursable expenses payable to the Placement Agent (which fees and expenses shall be set forth in such instructions), and (2) the balance of the applicable Purchase Price to the Company and (b) the Company shall irrevocably instruct the Transfer Agent to deliver to the Purchaser one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the number of Shares the Purchaser is purchasing pursuant to the Initial Acquisition or the Additional Acquisition, as applicable, as is set forth on the Purchaser’s signature page to this Agreement next to the heading “Number of Shares to be Acquired,” within three (3) Business Days after the Initial Acquisition Closing and the Additional Acquisition Closing, as applicable.
     2.2 Closing Deliveries.
          (a) On or prior to each of the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):
          (i) this Agreement, duly executed by the Company;
          (ii) facsimile copies of one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof), evidencing the Shares subscribed for by the Purchaser hereunder and relating to the Initial Acquisition or the Additional Acquisition, as applicable, registered in the name of the Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit B hereto (the “Stock Certificates”), with the original Stock Certificates sent within three (3) Business Days of the Initial Acquisition Closing or the Additional Acquisition Closing, as applicable;
          (iii) a legal opinion of Company Counsel, dated as of the Initial Acquisition Closing Date or the Additional Acquisition Closing Date, as applicable, and in the form attached hereto as Exhibit C, executed by such counsel and addressed to the Purchaser;
          (iv) the Registration Rights Agreement, duly executed by the Company, relating to the Shares to be acquired pursuant to the Initial Acquisition or the Additional Acquisition, as applicable;
          (v) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent;
          (vi) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Initial Acquisition Closing Date or the Additional Acquisition Closing Date, as applicable, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;
          (vii) the Compliance Certificate referred to in Section 5.1(h);

          (viii) a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) Business Days of the Initial Acquisition Closing Date or the Additional Acquisition Closing Date, as applicable;
          (ix) a certified copy of the Certificate of Incorporation, as certified by the Secretary of State of the State (or comparable office) of such entity’s jurisdiction of formation, as of a date within ten (10) Business Days of the Initial Acquisition Closing Date or the Additional Acquisition Closing Date, as applicable.
          (b) On or prior to each of the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):
          (i) this Agreement, duly executed by the Purchaser;
          (ii) unless otherwise agreed to by the Company and the Purchaser, its Subscription Amount relating to the Initial Acquisition or the Additional Acquisition, as applicable, in U.S. dollars and in immediately available funds, in the amount set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer to the escrow account set forth on Exhibit G attached hereto;
          (iii) the Registration Rights Agreement, duly executed by the Purchaser, relating to the Shares to be acquired pursuant to the Initial Acquisition or the Additional Acquisition, as applicable;
          (iv) a fully completed and duly executed Selling Stockholder Questionnaire in the form attached as Annex B to the Registration Rights Agreement; and
          (v) a fully completed and duly executed Stock Certificate Questionnaire in the form attached hereto as Exhibit B.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Initial Acquisition Closing Date or the Additional Acquisition Closing Date, as applicable (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that, except as set forth in the Schedules delivered herewith or disclosed in the SEC Reports:
     (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens which could reasonably be expected to have a Material Adverse Effect, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
          (b) Organization and Qualification. The Company and each of its “ Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in material violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Significant Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.
          (c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except for Material Contracts, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.
          (d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement and (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).
          (f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.
          (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to stock grants or other equity awards or stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified in the SEC Reports: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) except as identified in the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s businesses and which, individually or in the aggregate, do not or would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect.
          (h) SEC Reports; Disclosure Materials. Except as set forth on Confidential Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the twenty-four months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on Confidential Schedule 3.1(h), as of their respective filing dates, or, to the extent corrected by a subsequent restatement or subsequent filings, the time of filing of such subsequent restatement or subsequent filings, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, except as corrected by subsequent filings, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (i) Financial Statements. Except as set forth on Confidential Schedule 3.1(i), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or, to the extent corrected by a subsequent restatement, at the time of the filing of such restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.
          (j) Disclosure Controls and Procedures. Except as set forth on Confidential Schedule 3.1(j), the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, except as set forth on Confidential Schedule 3.1(j), there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s Knowledge, in other factors that could reasonably be expected to materially affect the Company’s internal controls.
          (k) Accounting Controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (l) Tax Matters. Each of the Company and its Subsidiaries (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on its books and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not reasonably be expected to have a Material Adverse Effect.
          (m) Material Changes. Except as set forth on Confidential Schedule 3.1(m), since the date of the latest financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a

Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock (A) issued in the ordinary course as dividends on outstanding preferred stock or (B) issued pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports or (C) issued pursuant to other existing agreements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject.
          (n) Material Contracts. Except for the Material Contracts and except for this Agreement and the other Transaction Documents, the Company and its Subsidiaries do not have any agreements, contracts and commitments that are material to the business, financial condition, assets, prospects or operations of the Company and its Subsidiaries that would be required to be filed under the Exchange Act. Neither the Company nor any of its Subsidiaries is in default under or in violation of, nor to the Company’s Knowledge, is there any valid basis for any claim of default under or violation of, any Material Contract that could reasonably be expected to have a Material Adverse Effect.
          (o) Litigation. To the Company’s Knowledge, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as disclosed in the SEC Reports, is likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.
          (p) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or its Subsidiaries. None of the Company’s or any of its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or relevant Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. No executive officer of the Company or a Subsidiary of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or such Subsidiary, as the case may be, that such officer intends to leave the Company or such Subsidiary, as the case may be, or otherwise terminate such officer’s employment with the Company or such Subsidiary, as the case may be,. To the Company’s Knowledge, no executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. To the Company’s Knowledge, each of the Company and its Subsidiaries is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not in the reasonable judgment of the Company be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (q) Compliance. Except as set forth on Confidential Schedule 3.1(q), neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any of its Subsidiaries has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or any of its Subsidiaries, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (r) Regulatory Agreement. Except as described in Confidential Schedule 3.1(r), the Company (i) has not received, consented to, or entered into any notice, communication, memorandum, agreement or order of any applicable Regulatory Authority directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of the Company (a “Regulatory Agreement”), and (ii) is not aware of any basis for any unresolved violation, criticism, or exception by any applicable Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to the Company could reasonably be expected to have a Material Adverse Effect.
          (s) CRA Compliance. The Bank is in compliance, in all material respects, with the applicable provisions of the CRA, and, as of the date hereof, the Bank has received a CRA rating of “satisfactory” or better from the applicable Regulatory Authority. To the Company’s Knowledge, there is no fact or circumstance or set of facts or circumstances which would cause the Bank to fail to comply with such provisions in a manner which could reasonably be expected to have a Material Adverse Effect.
          (t) Loan Loss Reserves. Except as set forth on Confidential Schedule 3.1(t), each of the reserve and allowances for possible loan losses and the carrying value for real estate owned which are shown on the financial statements of the Company included in the SEC Reports has been established in conformity in all material respects with all applicable requirements, rules and policies of applicable Regulatory Authorities and complies in all material respects with the requirements of GAAP applied on a consistent basis to provide for possible losses on loans outstanding and real estate owned as of the date of such financial statements.

          (u) Compliance with Capital Adequacy Guidelines. As of the date of this Agreement, the Company and the Bank have, on a pro forma basis giving effect to the consummation of the Initial Acquisition and the Additional Acquisition, sufficient regulatory capital to meet all applicable regulatory capital guidelines of all Applicable Regulatory Authorities.
          (v) Regulatory Permits. Except as set forth on Confidential Schedule 3.1(v), each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) none of the Company or its Subsidiaries is aware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.
          (w) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
          (x) Patents and Trademarks. To the Company’s Knowledge, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted in the SEC Reports.
          (y) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be commercially reasonable in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
          (z) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the

Company or it Subsidiaries and, to the Company’s Knowledge, none of the employees of the Company or its Subsidiaries, is presently a party to any transaction with the Company or its Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
          (aa) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Shares (which placement agent fees are being paid by the Company). The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.
          (bb) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under the Transaction Documents.
          (cc) Registration Rights. Other than as set forth in the SEC Reports and other than the Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.
          (dd) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.
          (ee) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company’s Common Stock is listed on the Principal Trading Market, and to the Company’s Knowledge, the Company and its Common Stock meet the criteria for continued listing and trading on the Principal Trading Market.
          (ff) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Initial Acquisition Closing or the Additional Acquisition Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (gg) Application of Takeover Protections; Rights Agreements. Except as disclosed in the SEC Reports, the Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
          (hh) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have in the reasonable judgment of the Company a Material Adverse Effect.
          (ii) Acknowledgment Regarding Purchaser’s Purchase of Shares.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares.
          (jj) Regulation M Compliance.  In the last thirty days, the Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii) compensation paid to the Placement Agent in connection with the placement of the Shares.
          (kk) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, and any and all applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.
          (ll) Books and Records. The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls.
          (mm) Form S-3 Eligibility. As of the date of this Agreement, the Company is eligible to register the resale of its Common Stock by the Purchaser under Form S-3 promulgated under the Securities Act.
          (nn) Vote Required. No vote of the holders of any class or series of the Company’s capital stock, including the Common Stock, is necessary to approve the issuance of the Shares and any other transactions contemplated by the Transaction Documents.
     3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Initial Acquisition Closing Date and the Additional Acquisition Closing Date to the Company as follows:
          (a) Organization; Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
          (b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by each of the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.
          (c) Investment Intent. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity.
          (d) General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
          (e) Investment Risk. The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value or trading volume of the Common Stock.
          (f) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.
          (g) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.
          (h) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Shares, and (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
          (i) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.
          (j) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and the Purchaser confirms that it has not relied on the advice of any other Person’s business and/or legal counsel in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. The Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and the Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by the Transaction Documents.
          (k) No reliance. The Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, including, without limitation, the Placement Agent, except for the statements, representations and warranties contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of the Purchaser, (ii) the Purchaser has made, and has relied upon, its own examination in purchasing the Common Shares and (iii) the Purchaser has been provided by the Company with the information the Purchaser deemed necessary in order to make its investment decision.
          (l) Reliance on Exemptions. The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
          (m) No Governmental Review. The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
          (n) Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.
          (o) Residency. The Purchaser’s office in which its investment decision with respect to the Shares was made is located at the address immediately below the Purchaser’s name on its signature page hereto.
          (p) Sufficient Funds. The Purchaser has and shall have prior to the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, as applicable, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to timely deliver to the Company the amount of the aggregate Purchase Price for the Shares to be purchased pursuant to the Initial Acquisition and the Additional Acquisition, as applicable.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) Compliance with Laws. Notwithstanding any other provision of this ARTICLE IV, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Shares.
          (b) Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable law:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.
          (c) Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Shares and without volume or manner-of-sale restrictions, the Company shall cause Company Counsel to issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a restrictive legend is no longer required for certain Shares, the Company will no later than three (3) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by Section 4.1(a),

(such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.
          (d) Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) or instructions that are not contradictory therewith will be given by the Company to its transfer agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
          (e) Acknowledgement. The Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Except as otherwise provided below, while the above-referenced registration statement remains effective, the Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless the Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection (e) and the Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this paragraph.
          (f) Buy-In. If the Company shall fail for any reason or for no reason to issue to the Purchaser unlegended certificates within five (5) Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to the Purchaser, if on or after the Trading Day immediately following such five (5) Trading Day period, the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within five (5) Trading Days after the Purchaser’s request and in the Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the Closing Bid Price on the Deadline Date.
     4.2 Regulatory Confirmation and Approvals. With the cooperation of the Company, the Purchaser shall consult with all appropriate Regulatory Authorities as soon as practicable following the date of this Agreement to obtain the consents, confirmations and/or approvals referred to in Section 5.1(e). The Purchaser shall use commercially reasonable efforts to obtain all such regulatory consents, confirmations and/or approvals at the earliest practicable time, it being understood by, and agreed between, the parties that the Purchaser will use commercial reasonable efforts to secure the consent, confirmation and approval referred to in Section 5.1(e)(A) on or prior to June 30, 2009. The Purchaser shall keep the Company reasonably informed as to the status of such applications and filings, and the Purchaser shall promptly furnish the Company and its counsel with copies of all such regulatory filings and correspondence provided to all Regulatory Authorities, except for those documents which the Purchaser has requested confidential treatment.
     4.3 Furnishing of Information. In order to enable the Purchaser to sell the Shares under Rule 144 of the Securities Act, for a period of one year from the Additional Acquisition Closing, the Company shall maintain the registration of its Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such one-year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Shares pursuant to Rule 144.
     4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company, on or before the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Initial Acquisition Closing Date and the Additional Acquisition Closing Date.

     4.5 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
     4.6 Securities Laws Disclosure; Publicity. As soon as practicable following the execution of this Agreement, the Company shall issue one or more press releases (each, a “Press Release”) disclosing all material terms of the transactions contemplated hereby. On or before 6:00 a.m., Los Angeles, California time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)).
     4.7 Indemnification.
          (a) Indemnification of Purchaser. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents.  The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents; provided that such a claim for indemnification relating to any breach of any of the representations or warranties made by the Company in this Agreement is made within a period of one (1) year from the Additional Acquisition Closing Date.
          (b) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.7(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
     4.8 Listing of Common Stock. The Company will use commercially reasonable efforts to list the Shares for quotation on the NASDAQ Global Select Market and maintain the listing of the Shares on the NASDAQ Global Select Market.
     4.9 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder to augment its regulatory capital, support the growth of the Bank and for other general corporate purposes.
     4.10 Lock-Up Agreement. The Purchaser agrees that during the period beginning on the Initial Acquisition Closing Date and ending on December 31, 2009 (the “Lock-Up Period”), the undersigned will not sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or hedge, directly or indirectly, any shares of Common Stock or securities convertible into, exchangeable or exercisable for any shares of Common Stock or warrants or other rights to purchase shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has or may be deemed to have beneficial ownership in accordance with the rules and regulations of the Commission or publicly announce an intention to do any of the foregoing.
     4.11 Conduct of Business. For a period of six months after the date hereof, so long as the Purchaser holds any of the Shares, the Company shall use commercially reasonable efforts to maintain its existence and conduct and cause all of its Subsidiaries to conduct their respective businesses in usual, regular and ordinary course in substantially the same manner as heretofore conducted.

     4.12 Short Sales After The Date Hereof. The Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first required to be publicly announced as described in Section 4.6 or (ii) this Agreement is terminated in full pursuant to Section 6.1. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, the Purchaser will maintain the confidentiality of the existence and terms of this Agreement and the transactions contemplated hereby. The Purchaser understands and acknowledges that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.
     4.13 Non-Reliance. Except for the specific representations and warranties expressly made by the Company in this Section 3.1 of this Agreement, (i) the Purchaser acknowledges and agrees that the Company is not making any representation or warranty, express or implied, at law or in equity, (ii) the Purchaser specifically disclaims that it is relying upon or has relied upon any such other representations or warranties and acknowledges and agrees that the Company has specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any person or entity.
ARTICLE V
CONDITIONS PRECEDENT TO CLOSING
     5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Shares. The obligation of the Purchaser to acquire Shares at the Initial Acquisition Closing and the Additional Acquisition Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, as applicable, of each of the following conditions, any of which may be waived by the Purchaser:
          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.
          (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Initial Acquisition Closing and the Additional Acquisition Closing.
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
          (d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares at the Initial Acquisition Closing and the Additional Acquisition Closing (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.
          (e) Regulatory Approvals. The Purchaser shall have received approvals, confirmations, acquiescence and/or consents relating to the Initial Acquisition or Additional Acquisition, as applicable, from all necessary Regulatory Authorities, including the following:
     A. With respect to the Initial Acquisition, a confirmation from the Federal Reserve Board or the Federal Reserve Bank of San Francisco that the Initial Acquisition (x) will not require a change-of-control notice under the Change in Bank Control Act (“Change-of-Control Notice”), and (y) will not require a registration under the Bank Holding Company Act of 1956, as amended (“BHC Registration”); and a confirmation from CDFI that the Initial Acquisition will not require a change-of-control application or other application or notice to CDFI; and
     B. With respect to the Additional Acquisition, (x) either a confirmation from CDFI that the Acquisition will not require a change-of-control application or other application or notice, or approval by CDFI of such application or notice; (x) a confirmation from the Federal Reserve Board or the Federal Reserve Bank of San Francisco that the Acquisition will not require a Change-of-Control Notice or BHC Registration; and (z) approval by the Korea Financial Services Commission of the Acquisition.
               (f) No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market.
               (g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).
               (h) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Initial Acquisition Closing Date or the Additional Acquisition Closing Date, as applicable, and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit F.
               (i) Termination. This Agreement shall not have been terminated in accordance with Section 6.1 herein.

     5.2 Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares at the Initial Acquisition Closing and the Additional Acquisition Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Initial Acquisition Closing Date and the Additional Acquisition Closing Date, as applicable, of the following conditions, any of which may be waived by the Company:
          (a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Initial Acquisition Closing Date and the Additional Acquisition Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.
          (b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Acquisition Closing and the Additional Acquisition Closing.
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
          (d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.
          (e) Regulatory Approvals. The Purchaser shall have received approvals, confirmations, acquiescence or consents relating to the Initial Acquisition or Additional Acquisition, as applicable, from all necessary Regulatory Authorities as contemplated by Section 4.2.
          (f) Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).
          (g) Termination. This Agreement shall not have been terminated in accordance with Section 6.1 herein.
ARTICLE VI
TERMINATION
     6.1 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to or at the Initial Acquisition Closing or the Additional Acquisition Closing, as follows, and in no other manner; provided, however, that neither the Company nor the Purchaser will terminate and abandon this Agreement and the transactions contemplated hereby under clause (b), (c) or (f) below, as a result solely of the failure to obtain necessary regulatory approvals from the applicable Regulatory Authorities, or oral or written confirmation from all such Regulatory Authorities that such approvals are not required, if in the reasonable opinion of the Company and the Purchaser and their legal counsels, such approvals or confirmations are pending and likely to be obtained within a reasonable time after the dates set forth in clause (b), (c) or (f), in which case, the dates set forth in clause (b), (c) or (f) shall be extended by such reasonable period:
          (a) By the mutual agreement of the Company and the Purchaser.
          (b) By either the Company, on the one hand, or the Purchaser, on the other hand, if the conditions precedent to such party’s obligations to close specified in ARTICLE V hereof have not been met or waived by July 31, 2009.
          (c) By the Purchaser, if it is unable to obtain, on or prior to July 31, 2009, all necessary regulatory approvals from the applicable Regulatory Authorities, or oral or written confirmation from all such Regulatory Authorities that such approvals are not required, as may be necessary to consummate the Initial Acquisition and the Additional Acquisition.
          (d) By the Purchaser, if the Company fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, and such failure shall not have been cured within a period of ten (10) calendar days after notice from the Purchaser, or if any of the representations or warranties of the Company contained herein or therein shall be inaccurate in any material respect.
          (e) By the Company, if the Purchaser fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, and such failure shall not have been cured within a period of ten (10) calendar days after notice from the Company, or if any of the representations or warranties of the Purchaser contained herein or therein shall be inaccurate in any material respect.
          (f) By the Company, if (i) the Purchaser breaches its obligations pursuant to Section 4.2, or (ii) the Purchaser is unable to obtain, on or prior to July 31, 2009, all necessary regulatory approvals from the applicable Regulatory Authorities, or oral or written confirmation from all such Regulatory Authorities that such approvals are not required, as may be necessary to consummate the Initial Acquisition and the Additional Acquisition.
     6.2 Notice of Termination. The power of termination provided for by Section 6.1 hereof may be exercised only by a notice given in writing, as provided in Section 7.3 of this Agreement.
     6.3 Effect of Termination. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned, neither party will have any liability or further obligation under this Agreement; provided, however, that termination will not relieve a party from liability for any breach by it of this Agreement. Notwithstanding the foregoing, the termination of this Agreement subsequent to the closing of the Initial Acquisition shall not operate to relieve either party of their continuing obligations under this Agreement with respect to such Initial Acquisition, but shall only act as a termination with respect to obligations under this Agreement relating to the Additional Acquisition.

ARTICLE VII
MISCELLANEOUS
     7.1 Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchaser.
     7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Initial Acquisition Closing and the Additional Acquisition Closing, and without further consideration, the Company, the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
     7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., Los Angeles, California time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., Los Angeles, California time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Hanmi Financial Corporation
3660 Wilshire Boulevard
Penthouse A
Los Angeles, California 90010
Telephone No.: (213) 427-5631
Facsimile No.: (213) 384-0990
Attention: Jay S. Yoo, President and Chief Executive Officer

With a copy to:	Hunton & Williams LLP
111 Congress Avenue, Suite 1800
Austin, Texas 78701
Telephone No.: (512) 542-5000
Facsimile No.: (512) 542-5049
Attention: Chet A. Fenimore

If to	a Purchaser:	Leading Investment & Securities Co., Ltd.
5th Fl., W Bank Bldg., 90-7 Nonhyeon-Dong
Gangnam-Gu, Seoul 135-818, Korea
Telephone No.: 02-2009-7086
Facsimile No.: 02-2009-7375
Attention: Stephen Joonwon Suh

With	a copy to:	Bae, Kim & Lee LLC
647-15 Yoksam, Kangnam
Seoul 135-723, Korea
Telephone No.: 02-3404-7550
Facsimile No.: 02-3404-0804
Attention: Nelson Kyunam Ahn
or such other address as may be designated in writing hereafter, in the same manner, by such Person.
     7.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
     7.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company or the Purchaser without the prior written consent of the other party.
     7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     7.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Los Angeles Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Los Angeles Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Los Angeles Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     7.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Additional Acquisition Closing and the delivery of the Shares for a period of one (1) year from the Additional Acquisition Closing Date, at which time all such representations, warranties, agreements and covenants shall terminate.
     7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     7.12 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
     7.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.
     7.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     7.15 Schedules. The disclosure schedules identify, among other things, items the disclosure of which is necessary or appropriate, either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations, warranties or covenants of the Company contained in this Agreement. Any information set forth in any one section of the disclosure schedule shall be deemed to apply to each other applicable Section or subsection thereof if its relevance to the information called for in such Section or subsection is reasonably apparent from the disclosures made in any of the disclosure schedules or a specific cross reference to a disclosure on another schedule is made. Notwithstanding any provision in this Agreement to the contrary, the mere inclusion of an item in such section or subsection of the disclosure schedule as an exception to a representation, warranty or covenant shall not be deemed as an admission of liability or to mean that any such information is required to be disclosed by this Agreement, or to mean that such information is material. Such information shall not be used as a basis for interpreting the term “material,” “materiality”, “materially” or Material Adverse Effect, or similar qualification in this Agreement.
     7.16 Adjustments in Common Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Initial Acquisition Closing or Additional Acquisition Closing, as

applicable, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.
     7.17 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
     7.18 Dates and Time. For purposes of this Agreement, all references to dates and times shall refer to the date and time in Los Angeles, California.
[Signature Page Follows]

[Signature Page to Securities Purchase Agreement]
     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HANMI FINANCIAL CORPORATION
By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

LEADING INVESTMENT & SECURITIES CO., LTD.
By:	/s/ Cheul Park
Cheul Park
Chairman and Chief Executive Officer

EXHIBITS

A:	Form of Registration Rights Agreement
B:	Stock Certificate Questionnaire
C:	Form of Opinion of Company Counsel
D:	Irrevocable Transfer Agent Instructions
E:	Form of Secretary’s Certificate
F:	Form of Officer’s Certificate
G:	Wire Instructions
SCHEDULES

Schedule 3.1(a)	—	Subsidiaries
CONFIDENTIAL SCHEDULES

Schedule 3.1(h)	—	SEC Reports; Disclosure Materials

Schedule 3.1(i)	—	Financial Statements

Schedule 3.1(j)	—	Disclosure Controls and Procedures

Schedule 3.1(m)	—	Material Changes

Schedule 3.1(q)	—	Compliance

Schedule 3.1(r)	—	Regulatory Agreement

Schedule 3.1(t)	—	Loan Loss Reserves

Schedule 3.1(v)	—	Regulatory Permits

EXHIBIT A
Form of Registration Rights Agreement

EXHIBIT B
Stock Certificate Questionnaire
     Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s) and warrant(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:

3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT C
Form of Opinion of Company Counsel*
[SUBJECT TO OPINION COMMITTEE REVIEW]
1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.	The Company has the corporate power and authority to execute and deliver and to perform its obligations under the Transaction Documents.

3.	Except for filings, registrations or qualifications that may be required by applicable Delaware securities or banking laws, no consent, approval, authorization or order of or filing, registration or qualification with any Governmental Entity is required under the law of the State of Delaware in connection with the authorization, execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby except as have already been obtained or made.

4.	The Securities Purchase Agreement has been duly authorized, executed and delivered by the Company.

5.	The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

6.	The Shares have been duly authorized and, when issued delivered and paid for in accordance with the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable, and free of any preemptive right or similar rights contained in the Company’s Certificate of Incorporation or Bylaws.

7.	The execution, delivery and performance of the Securities Purchase Agreement and the Registration Rights Agreement and the performance by the Company of its obligations under such agreements, including its issuance and sale of the Shares, will not result in any violation of the Certificate of Incorporation or Bylaws of the Company or the Articles of Incorporation or Bylaws of the Bank.

8.	Assuming due authorization, execution and delivery by the Company and the Purchaser, the Registration Rights Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has made an effective election to be treated as a financial holding company under the Gramm-Leach-Bliley Act.

10.	The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation under the provisions of the Federal Deposit Insurance Act.

11.	The execution and delivery by the Company of the Securities Purchase Agreement and the Registration Rights Agreement and the performance by the Company of its obligations under such agreements, including its issuance and sale of the Shares, do not and will not: (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any Delaware, California or federal governmental authority, except (i) such as have been made or obtained under the Securities Act , (ii) as may be required by federal securities laws with respect to the Company’s obligations under the Registration Rights Agreement, (iii) the filing of Form D pursuant to Securities and Exchange Commission Regulation D and (iv) the filings required in accordance with Section 4.6 of the Securities Purchase Agreement, (b) violate any Delaware, California or federal statute, rule or regulation, or any court order, judgment or decree, if any, listed in Exhibit B hereto, which Exhibit lists all court orders, judgments and decrees that the Company has certified to us are applicable to it or (c) result in a breach of, or constitute a default under, any Material Contract.

12.	Assuming the accuracy of the representations, warranties and compliance with the covenants and agreements of the Purchaser and the Company contained in the Securities Purchase Agreement, it is not necessary, in connection with the offer, sale and delivery of the Shares to the Purchaser to register the Shares under the Securities Act.

*	The opinion letter of Company Counsel will be subject to customary limitations and carveouts.

EXHIBIT D
Form of Irrevocable Transfer Agent Instructions
As of                     , 200[_]
Computershare Trust Company, N.A.
P.O. Box 43070
Providence, Rhode Island 02940-3070
Ladies and Gentlemen:
     Reference is made to that certain Securities Purchase Agreement, dated as of June 12, 2009 (the “Agreement”), by and between Hanmi Financial Corporation, a Delaware corporation (the “Company”) and Leading Investment & Securities Co., Ltd., a Korean corporation (and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares of common stock (the “Shares”) of the Company, par value $0.001 per share (the “Common Stock”).
     This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue certificates representing shares of Common Stock to a Holder from time to time upon delivery to you of instructions by the Company as indicated in writing executed by a duly authorized officer of the Company together with indication of receipt of the exercise price therefor.
     You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that either (1) a registration statement covering resales of the Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) the Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) or are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and (b) if applicable, a copy of such registration statement, then, unless otherwise required by law, within three (3) business days of your receipt of written authorization from a duly authorized officer of the Company that the Common Stock may be issued pursuant to the Exercise Notice, you shall issue the certificates representing the Common Stock registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Shares are not registered for resale under the Securities Act or able to be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, then the certificates for such Shares shall bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.
     A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Shares has been declared effective by the Commission under the Securities Act is attached hereto as Annex I.
     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours, HANMI FINANCIAL CORPORATION
By:
Jay S. Yoo
President and Chief Executive Officer

Acknowledged and Agreed:
[                                        ]

By:
Name:
Title:
Date:                     , 2009

Annex I
FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT
Computershare Trust Company, N.A.
P.O. Box 43070
Providence, Rhode Island 02940-3070
     Re: Hanmi Financial Corporation
Ladies and Gentlemen:
     We are counsel to Hanmi Financial Corporation, a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of June 12, 2009, entered into by and between the Company and Leading Investment & Securities Co., Ltd. (the “Purchaser”), , pursuant to which the Company issued to the Purchaser shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Pursuant to that certain Registration Rights Agreement of even date, the Company agreed to register the resale of such shares (collectively, the “Registrable Securities”), under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                     , 2009, the Company filed a Registration Statement on Form S-3 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which name of the Purchaser as a selling stockholder thereunder.
     In connection with the foregoing, we inform you that the Registration Statement has been declared effective under the Securities Act, and, based solely upon oral telephonic advice from one or more members of the Commission’s staff, that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission
     Pursuant to the Purchase Agreement, the Purchaser has agreed to satisfy the applicable prospectus delivery requirements and to sell pursuant to the “Plan of Distribution” section in the Registration Statement. On the basis of the foregoing, this letter shall serve as our standing notice to you that the Common Stock may be freely transferred by the Purchaser pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of Common Stock to the Purchaser or the transferees of the Purchaser, as the case may be, as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated                     , 2009, provided at the time of such reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities. This letter shall serve as our standing instructions with regard to this matter.
Very truly yours,

EXHIBIT E
Form of Secretary’s Certificate
The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Hanmi Financial Corporation, a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of June 12, 2009, by and between the Company and Leading Investment & Securities Co., Ltd. (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.
1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company, effective as of , 2009. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ___day of June, 2009.

[                    ]
Secretary
I, Jay S. Yoo, President and Chief Executive Officer, hereby certify that                      is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Jay S. Yoo
President and Chief Executive Officer

EXHIBIT A
Resolutions

EXHIBIT B
Certificate of Incorporation

EXHIBIT C
Bylaws

EXHIBIT F
Form of Officer’s Certificate
The undersigned, the Chief Executive Officer of Hanmi Financial Corporation, a Delaware corporation (the “Company”), pursuant to Section 5.1(g) of the Securities Purchase Agreement, dated as of June 12, 2009, by and between the Company and Leading Investment & Securities Co., Ltd. (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):
1.	The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the [Initial Acquisition Closing Date/Additional Acquisition Closing Date], as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the [Initial Acquisition Closing/Additional Acquisition Closing].
          IN WITNESS WHEREOF, the undersigned has executed this certificate this ___day of June, 2009.

Jay S. Yoo
President and Chief Executive Officer

EXHIBIT G
Wire Instructions
[                                        ]

Schedule 3.1(a)
Subsidiaries
Hanmi Bank
All World Insurance Services, Inc.
Chun Ha Insurance Services, Inc.
Hanmi Capital Trust I
Hanmi Capital Trust II
Hanmi Capital Trust III